Exhibit 99.1

VirnetX Plan of Compliance Accepted by NYSE Amex

SCOTTS VALLEY, California – July 23, 2009 – VirnetX Holding Corporation (NYSE Amex: VHC), an innovative secure real-time communications and collaboration technology company, today announced that on July 16, 2009 it received notice from the NYSE Amex (“Exchange”) that the Exchange accepted the company’s previously submitted plan of compliance and, pursuant to such plan, and has granted the company an extension to regain compliance with the Exchange’s continued listing standards.

As previously disclosed, on April 30, 2009, the company received a letter from the Exchange stating that, based on the Exchange’s review of publicly available information, the company was considered to be below the Exchange’s continued listing standards due to the fact that it does not satisfy the stockholders’ equity requirements, as set forth in Sections 1003(a)(i) and 1003(a)(ii) of the NYSE Amex Company Guide, and given the company’s current financial condition, which the Exchange cited in accordance with Section 1003(a)(iv). The company was afforded the opportunity to submit a plan of compliance to the Exchange and, on June 1, 2009, submitted such a plan. In addition to approving the plan, the Exchange determined that the company is not currently subject to the stockholders’ equity requirements, given its compliance with certain alternative listing standards relating, among other things, to the company’s current market capitalization. Nonetheless, the Exchange continues to believe that it would be necessary and appropriate for the company to take certain actions to strengthen its financial condition. As a result, the Exchange has granted the company an extension until October 30, 2009 to regain compliance with the financial condition continued listing standard.

The company will be subject to periodic reviews by the Exchange during the extension period. Failure to make progress consistent with the plan or to regain compliance with the continued listing standards by the end of the extension period could result in the company being delisted from the Exchange.

About VirnetX

VirnetX Holding Corporation, a secure real-time communications and collaboration technology company, is engaged in commercializing its patent portfolio by developing a licensing program, as well as developing software products designed to create a secure environment for real-time communications such as instant messaging and Voice over Internet Protocol. The company’s patent portfolio includes over 25 U.S. and foreign patents and pending applications which specifically cover the company’s unique GABRIEL Connection Technology. For more information, please visit http://www.virnetx.com.

Forward-Looking Statements

Statements in this report that are not statements of historical or current fact constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other unknown factors that could cause the actual results of the company to be materially different from the historical results or from any future results expressed or implied by such forward-looking statements. The forward-looking statements contained herein include, without limitation, statements relating to the company’s ability to regain compliance with the Exchange’s continued listing standards. In addition to statements which explicitly describe risks and uncertainties, readers are urged to consider statements labeled with the terms “will,” “believes,” “belief,” “expects,” “intends,” “anticipates,” “will seek to,” or “plans” to be uncertain and forward-looking. The forward-looking statements contained herein are also subject to all of the other risks and uncertainties that are described from time to time under the heading “Risk Factors” in the company’s reports filed with the Securities and Exchange Commission, most recently in the company’s Annual Report on Form 10-K filed on March 31, 2009 and the company’s Quarterly Report on Form 10-Q filed on May 11, 2009.

Contacts:

Greg Wood
VirnetX Holding Corporation
831.438.8200
greg_wood@virnetx.com